Exhibit 10.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

dated as of June 30, 2023

among

GOLUB CAPITAL BDC CLO III LLC,
as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

to

the Indenture, dated as of November 16, 2018, between the Issuer and the Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2023, between GOLUB CAPITAL BDC CLO III LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), hereby amends the Indenture, dated as of November 16, 2018 (as may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”), between the Issuer and the Trustee. Capitalized terms used in this Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, pursuant to Section 8.1(a)(xxx) of the Indenture, without the consent of the Holders of any Notes, but with the written consent of the Collateral Manager, the Trustee and the Issuer, at any time and from time to time subject to the requirements provided in Section 8.3, may enter into one or more supplemental indentures to make any necessary or advisable changes to the Indenture in connection with the adoption of an Alternative Rate;

WHEREAS, if LIBOR is likely to cease to exist or be reported on the Reuters Screen, the Collateral Manager may select an Alternative Rate;

WHEREAS, the Collateral Manager expects LIBOR will cease to exists in its current form on or after June 30, 2023 and that commencing as of the Interest Determination Date relating to the Interest Accrual Period commencing in July, 2023, the Alternative Rate implemented pursuant to this Supplemental Indenture is Term SOFR including any applicable spread adjustments;

WHEREAS, the Issuer has determined that the conditions set forth in Article VIII of the Indenture for entry into this Supplemental Indenture have been satisfied or waived as of the date hereof;

WHEREAS, pursuant to Section 8.1(a) of the Indenture, the Collateral Manager has consented to this Supplemental Indenture;

WHEREAS, pursuant to Section 8.3(g) of the Indenture, the Trustee has delivered a copy of this Supplemental Indenture to the Collateral Manager, the Collateral Administrator, the Rating Agencies, and the Noteholders not later than 10 days prior to the execution hereof; and

WHEREAS, the parties hereto intend for the amendments set forth herein to take effect on June 30, 2023 or on such earlier date that the Collateral Manager notifies the Trustee (which may be via email) (the “Amendment Effective Date”);

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.      Amendments.

(a)            The Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture attached as Exhibit A hereto, effective as of the Amendment Effective Date. For the avoidance of doubt, the Secured Notes will continue to accrue interest using LIBOR for the remainder of the Interest Accrual Period following the Amendment Effective Date.

(b)            The Exhibits to the Indenture are hereby amended as follows: Exhibit C thereto shall be deleted in its entirety and replaced with “[RESERVED]”.

SECTION 2.      Effect of Supplemental Indenture.

(a)            Upon execution of this Supplemental Indenture, the Indenture shall be, and be deemed to be, modified and amended, effective as of the Amendment Effective Date, in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Issuer shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as modified and expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)            Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. All references in the Indenture to the Indenture or to “this Indenture” shall apply mutatis mutandis to the Indenture as modified by this Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this Supplemental Indenture.

SECTION 3.      Binding Effect.

The provisions of this Supplemental Indenture shall be binding upon and inure to the benefit of the Issuer, the Trustee, the Collateral Manager, the Collateral Administrator, the Holders and each of their respective successors and assigns.

SECTION 4.      Acceptance by the Trustee.

The Trustee accepts the amendments to the Indenture as set forth in this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture, subject to its protections, immunities and indemnitees set forth therein and herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.

SECTION 5.      Execution, Delivery and Validity.

The Issuer represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms. The Trustee shall deliver notice to the Noteholders that this Supplemental Indenture is effective upon the occurrence of the Amendment Effective Date.

SECTION 6.      GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.      Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Supplemental Indenture (and each related document, modification and waiver in respect of this Supplemental Indenture) may be executed and delivered in counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), each of which shall be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Supplemental Indenture by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 8.      Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Supplemental Indenture, Sections 2.7(i) and 5.4(d) of the Indenture are incorporated herein by reference thereto, mutatis mutandis.

SECTION 9.      Direction.

By their signatures hereto, the Issuer hereby direct the Trustee to execute this Supplemental Indenture.

SECTION 10.      Collateral Administration Agreement Amendment.

Reference is hereby made to that certain amended and restated collateral administration agreement dated as of November 16, 2018 (the “CAA”) among the Issuer, the Collateral Manager, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). Pursuant to Section 13 of the CAA, the CAA may be amended, changed or modified in writing by the Issuer, the Collateral Manager and the Collateral Administrator.

Effective as of the Amendment Effective Date, the CAA is hereby amended as follows:

Section 4(j) is hereby deleted and replaced in entirety as follows:

“ (j) For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement and the Indenture are enjoyed by the Collateral Administrator in its capacity as Information Agent and Calculation Agent. The Collateral Administrator, in its capacity as Calculation Agent, shall have no (i) responsibility or liability for the selection or designation of an Alternative Rate as a successor or replacement benchmark to the Benchmark (or whether the conditions to the designation of any such rate have been satisfied) and shall be entitled to rely upon any designation of such a rate by the Collateral Manager and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a “Benchmark” rate as described in the definition thereof. The Collateral Administrator shall be entitled to rely upon directions provided by the Collateral Manager facilitating or specifying administrative procedures with respect to the calculation of any Alternative Rate.”

SECTION 11.      Collateral Manager Notice.

The Collateral Manager, by its execution of this Supplemental Indenture, hereby notifies the Issuer, Collateral Administrator, the Calculation Agent, the Trustee and the Holders that it expects LIBOR will cease to exist or be reported in its current form on June 30, 2023, and that it has selected an Alternative Rate (as identified on the pages of the Indenture attached as Exhibit A hereto) in respect of LIBOR which will become effective on the Amendment Effective Date unless otherwise notified by the Collateral Manager prior to such date.  The Collateral Manager hereby instructs and directs the Trustee to provide a copy of this Supplemental Indenture to each Holder and in doing so the Collateral Manager hereby states that the notice and certification required by the definition of “LIBOR” is hereby provided.

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GOLUB CAPITAL BDC CLO III LLC, as Issuer

By:	Golub Capital BDC, Inc., its designated manager

By:	/s/ Christopher Ericson
Name: Christopher Ericson
Title: Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

CONSENTED TO BY:

GC ADVISORS LLC,
as Collateral Manager

By:	/s/ David Golub
Name: David Golub
Title: President

CONSENTED TO FOR PURPOSES OF SECTION 10 BY:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

Exhibit A

[Attached]

EXECUTION VERSION

CONFORMED THROUGH FIRST SUPPLEMENTAL INDENTURE

DATED JUNE 30, 2023

INDENTURE

by and between

GOLUB CAPITAL BDC CLO III LLC,
Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
Trustee

Dated as of November 16, 2018

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	Moody’s Rating Definitions
Schedule 4	S&P Recovery Rate Tables
Schedule 5	[Reserved]
Schedule 6	Diversity Score Calculation
Schedule 7	Fitch Rating Definitions
Schedule 8	S&P Region Diversity Table

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Rule 144A Global Subordinated Note
A-3	Form of Certificated Secured Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of Subordinated Note ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Temporary Regulation S Global Secured Note or Regulation S Global Secured Note
B-8	Form of Transferor Certificate for Transfer of Certificated Subordinated Note to Rule 144A Global Subordinated Note
B-9	Form of Transferee Certificate of Rule 144A Global Subordinated Note

Exhibit C	~~Calculation of LIBOR~~[Reserved]
Exhibit D	Form of Note Owner Certificate
Exhibit E	Form of NRSRO Certification
Exhibit F	Form of Notice of Contribution
Exhibit G	Form of Assignment (Sale) Agreement

-v-

INDENTURE, dated as of November 16, 2018, between GOLUB CAPITAL BDC CLO III LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Assocation), as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and in each case any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Master Loan Sale Agreements and the Collateral Administration Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer; it being understood that Equity Securities may not be purchased by the Issuer but it is possible that the Issuer may receive an Equity Security in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout in such case that would be considered “received in lieu of debts previously contracted with respect to the Collateral Obligation” under the Volcker Rule, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, payment intangibles, instruments, investment property, letter-of-credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements, and other supporting obligations (as such terms are defined in the UCC), (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations, Equity Securities or Eligible Investments); and (h) all proceeds (as defined in the UCC) and products with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of the Secured Notes on any stock exchange or trading system; and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to this Indenture and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided that the stated coupon of a Step-Up Obligation will be the then-current coupon.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over a ~~London interbank offered~~secured overnight financing rate based index, (i) the stated interest rate spread on such Collateral Obligation above such index as of the immediately preceding Interest Determination Date multiplied by (ii) the outstanding principal balance of such Collateral

Obligation; provided that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread; and (b) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a ~~London interbank offered~~secured overnight financing rate based index, (i) the excess of the sum of such spread and such index over ~~LIBOR~~the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation; provided that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread.

For purposes of calculating the Aggregate Funded Spread, (i) such calculation shall exclude any Deferring Obligation until the obligor thereof has resumed the payment of cash interest in cash, (ii) with respect to any ~~LIBOR~~Floating Rate Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over ~~LIBOR~~the Benchmark as in effect for the current Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) and (iii) the stated interest rate of a Collateral Obligation will be excluded from such calculation to the extent the Issuer or the Collateral Manager has actual knowledge that such payment of interest will not be made by the obligor thereof during the applicable period.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Risk Adjusted Par Amount”: The amount specified below for the applicable Interest Accrual Period, listed sequentially, starting with the Interest Accrual Period commencing on the Closing Date:

Interest Accrual Period	Aggregate Risk Adjusted Par Amount ($)
1	600,000,000
2	597,890,000
3	596,993,165
4	596,097,675
5	595,203,529
6	594,310,723
7	593,419,257
8	592,529,128
9	591,640,335
10	590,752,874
11	589,866,745
12	588,981,945
13	588,098,472

effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“AIFMD Level 2 Regulation”: The meaning specified in the definition of the term “E.U. Retention Requirement Laws”.

“Alternative Method”: The meaning specified in Section 7.17(l).

“Alternative Rate”: The meaning set forth in ~~Exhibit C hereto~~the definition of “Benchmark”.

“ARRC”: The Alternative Reference Rates Committee.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assigned Moody’s Rating”: The meaning specified in Schedule 3 hereto.

“Assumed Reinvestment Rate”: ~~LIBOR~~The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: U.S. Bank Trust Company, National Association or U.S. Bank National Association, ~~in its individual capacity and not as Trustee~~as applicable, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law”: The Bankruptcy Code, as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the United States or other applicable jurisdiction.

“BDC”: Golub Capital BDC, Inc., a Delaware corporation

“Benchmark”: With respect to the Secured Notes the greater of (a) 0.0% and (b) (I) the Term SOFR Reference Rate for the Designated Maturity, as such rate is published by the Term SOFR Administrator on the Term SOFR Source (the “Screen Rate”) on the related Interest Determination Date, (II) if as of 5:00 p.m. (New York City time) on any Interest Determination Date the rate referred to in clause (I) is temporarily or permanently unavailable or has not been published by the Term SOFR Administrator on the Term SOFR Source, the Interpolated Screen Rate, (III) if such rate cannot be determined under clauses (I) or (II), then the Term SOFR Reference Rate for the Designated Maturity as published by the Term SOFR Administrator on the Term SOFR Source on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Designated Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (IV) if such rate cannot be determined under clauses (I), (II) or (III), the Term SOFR Reference Rate as determined on the previous Interest Determination Date. "Benchmark," when used with respect to a Collateral Obligation, means the "benchmark" rate determined in accordance with the terms of such Collateral Obligation.

Notwithstanding anything in the foregoing, if at any time while any Secured Notes are outstanding the Collateral Manager reasonably determines that the Benchmark is likely to cease to exist or be reported, the Collateral Manager (on behalf of the Issuer) may select (with notice to the Trustee, the Calculation Agent and the Collateral Administrator) an alternative rate, including any applicable spread adjustments thereto (the “Alternative Rate”) that in its commercially reasonable judgment is consistent with the successor for the Benchmark, which is, as certified to the Issuer and the Trustee, (x) proposed or recommended by the LSTA or ARRC as the successor for the Benchmark with respect to loans, (y) expected to be used in the majority of the quarterly pay Floating Rate Obligations included in the Assets or the majority of the new issue collateralized loan obligation market or (z) not objected to by a Majority of the Controlling Class within 15 Business Days of notice of such rate and all references herein to “Benchmark” will mean such Alternative Rate selected by the Collateral Manager; provided, that the Issuer shall have obtained written advice of Dechert LLP or an opinion of counsel of nationally recognized standing that such selection will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation or otherwise subject to U.S. federal income tax on a net basis.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: November 16, 2018.

“Closing Date Master Loan Sale Agreement”: An agreement, dated as of the Closing Date, among the BDC, as seller, the Collateral Manager, as closing date seller, the Issuer, as buyer, and Golub Capital BDC 2010-1 LLC, as warehouse borrower.

“Closing Date Participation Condition”: A condition satisfied as of any date of determination if all Closing Date Participation Interests have been elevated to assignments on or prior to such date.

“Closing Date Participation Interests”: Participation arrangements entered into by the Issuer with the BDC and/or one or more of its subsidiaries to provide for participation interests in certain Collateral Obligations (whose title is held by the BDC or a subsidiary thereof) prior to being elevated to a full assignment.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds (i) expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations or (ii) designated as such pursuant to clause (ix) of the definition of “Interest Proceeds”), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.35% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

(ix)            has payments that do not and will not subject the Issuer to withholding tax or other similar tax (except for withholding or other similar taxes on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees) unless the related obligor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(x)             has a Fitch Rating and an S&P Rating;

(xi)            is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(xii)           except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment);

(xiii)         does not have an “f”, “p”, “pi”, “sf” or “t” subscript assigned by S&P or an “sf” subscript assigned by Moody’s;

(xiv)         is not a repurchase obligation, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation or a Step-Down Obligation;

(xv)          will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xvi)         is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvii)        has an S&P Rating of at least “CCC-” or a Fitch Rating of at least “CCC-”;

(xviii)       either (A) does not mature after the Stated Maturity of the Secured Notes or (B) is a Permitted Maturity Obligation;

(xix)          other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or ~~LIBOR~~Libor or (b) a similar interbank offered rate, commercial deposit rate or any other index;

(xx)           is Registered;

(xxi)          does not pay interest less frequently than annually;

(xix)          not more than 12.5% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xx)           not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with respect to which the related Obligor has an EBITDA (calculated in accordance with the related Underlying Instruments) of less than $10,000,000; and

(xxi)          not more than 2.5% of the Collateral Principal Amount may consist of Collateral Obligations with respect to which the related Obligor has an EBITDA (calculated in accordance with the related Underlying Instruments) of less than $5,000,000.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 11.1(e).

“Contributor”: The meaning specified in Section 11.1(e).

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the Subordinated Notes.

“Controlling Class Condition” means a condition that is satisfied if (x) S&P’s rating of the Class A Notes and Fitch’s rating of the Class A Notes is at least the initial rating thereof and such rating has not been withdrawn (or it has been reinstated) or (y) (i) S&P’s rating of the Class A Notes or Fitch’s rating of the Class A Notes is one or more subcategories below its initial rating thereof or has been withdrawn (unless it has been reinstated) and (ii) either (a) the Initial Class A Notes Purchaser has consented in writing to such event or action or (b) there is no longer an Initial Class A Notes Purchaser.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, currently located at (a) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services – EP-MN-WS2N – Golub Capital BDC CLO III LLC and (b) for all other purposes, U.S. Bank Trust Company, National Association, 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust – Golub Capital BDC CLO III LLC, Facsimile No.: (713) 212-3722, Email: golubcapital@usbank.com, or

Obligation pursuant to any of clauses (b), (c), (d), (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “SD” or “CC” or lower or a Fitch Rating of “D” or “RD”) and (z) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clause (j) above if, since the effective date of such amendment, waiver or modification, such Collateral Obligation has received a new rating or credit estimate (or a confirmation of a prior rating or credit estimate) assigned by each Rating Agency then rating the Notes, which rating or credit estimate must be at least “CCC”.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the lesser of the (i) S&P Collateral Value of such Defaulted Obligation and (ii) Fitch Collateral Value of such Defaulted Obligation.

“Deferrable Obligation”: A Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that the foregoing shall include any Permitted Deferrable Obligation.

“Deferred Interest”: With respect to the Class C-1 Notes, the Class C-2 Notes and the Class D Notes, the meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation that is paying an amount of cash interest that is less than ~~LIBOR~~the Benchmark as of such date of determination and that is currently deferring the payment of the cash interest due thereon and (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-,” has been so deferring the payment of cash interest due thereon for twelve consecutive months or has deferred payments of interest in an amount equal to two periodic payments, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, has been so deferring the payment of interest for six consecutive months or deferred payments of interest in an amount equal to one periodic interest payment, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)             in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

“Delivery Certificate”: An Officer’s certificate of the Collateral Manager to the effect that immediately before the Delivery of the Collateral Obligations:

(A)            the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)            each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C)            the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

“Designated Maturity” means, with respect to the Secured Notes and each Interest Determination Date, three months; provided that, in connection with any Refinancing upon a redemption of the Secured Notes in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Designated Maturity of the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

“Designated Principal Proceeds”: The meaning set forth in Section 10.2(h).

“Designated Unused Proceeds”: The meaning set forth in Section 10.3(c).

“Determination Date”: The last day of each Collection Period and, for the purposes of determining whether Interest Proceeds and Principal Proceeds can be transferred to the Payment Account and applied pursuant to the Priority of Payments in connection with a Redemption Distribution Date, the Business Day preceding such Redemption Distribution Date.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: (i) In the case of any Collateral Obligation forming part of the Assets that is a Senior Secured Loan which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-”, or (b) 80% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher and (ii) in the case of any other Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 80% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-,” or (b) 75% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation equals or exceeds 90% on each such day; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the

Fitch Rating	Fitch Rating Factor
A-	2.25
BBB+	3.19
BBB	4.54
BBB-	7.13
BB+	12.19
BB	17.43
BB-	22.80
B+	27.80
B	32.18
B-	40.60
CCC+	62.80
CCC	62.80
CCC-	62.80
CC	100.00
C	100.00
D	100.00

“Fitch Recovery Rate”: The meaning specified in Schedule 7 hereto.

“Fitch Test Matrix”: The meaning specified in Schedule 7 hereto.

“Fitch Weighted Average Rating Factor”: The number determined by (a) summing the products of (i) the Principal Balance of each Collateral Obligation multiplied by (ii) its Fitch Rating Factor, (b) dividing such sum by the aggregate Principal Balance of all such Collateral Obligations and (c) rounding the result down to the nearest two decimal places. For the purposes of determining the Principal Balance and aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the reference rate for the applicable interest period for such Collateral Obligation.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“FRB”: The meaning specified in the definition of the terms “Deliver”, “Delivered” or “Delivery”.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: The Global Secured Notes and the Rule 144A Global Subordinated Notes.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C-1 Notes, the Class C-2 Notes and the Class D Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes are no longer outstanding.

“Interest Determination Date”: ~~(a) With respect to the first Interest Accrual Period (x) for the period from and including the Closing Date to but excluding the First Interest Determination End Date, the second London Banking Day preceding the Closing Date and (y) for the period from and including the First Interest Determination End Date to but excluding the first Payment Date, the second London Banking Day preceding the First Interest Determination End Date and (b) with~~With respect to each Interest Accrual Period ~~thereafter~~, the second ~~London Banking~~U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period; provided that, in connection with any Refinancing upon a redemption of the Secured Notes in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Interest Determination Date for the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)             all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)            all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)           all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with provided that any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation; provided further that capitalized interest shall not constitute Interest Proceeds. Notwithstanding the foregoing, the Collateral Manager may designate in its discretion (to be exercised on or before the related Determination Date), on any date after the first Payment Date, that any portion of Interest Proceeds in a Collection Period be deemed to be Principal Proceeds so long as the Collateral Manager believes that such designation will not result in an Event of Default pursuant to clause (a) of the definition thereof on the next succeeding Payment Date.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to ~~LIBOR~~the Benchmark for such Interest Accrual Period plus the CSA specified in Section 2.3 plus the spread specified in Section 2.3.

“Interest Reserve Account”: The account established pursuant to Section 10.3(f).

“Interest Reserve Amount”: U.S.$1,000,000.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available or can be obtained) which is less than the Designated Maturity and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available or can be obtained) which exceeds the Designated Maturity. For purposes of determining the Interpolated Screen Rate for a period of less than one month, the “Screen Rate” shall be deemed to include overnight SOFR as published on the Federal Reserve Bank of New York’s website.

“Intervening Event”: With respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Investment Criteria, in each case to the extent beyond the Issuer’s or the Collateral Manager’s control, so long as no other Collateral Obligation (or the obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any Investment Criteria since the first day of the related Trading Plan Period.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the outstanding principal balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any:

(i)	Deferring Obligation will be the S&P Collateral Value of such Deferring Obligation;

(ii)	Defaulted Obligation will be the S&P Collateral Value of such Defaulted Obligation;

(iii)	Discount Obligation, will be the product of the (x) purchase price (expressed as a percentage of par) and (y) the principal balance of such Collateral Obligation;

(iv)	Long-Dated Obligation will be its value in the Long-Dated Obligation Amount; and

(v)	Collateral Obligation included in the CCC Excess will be the Market Value of such Collateral Obligation;

provided further that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Obligation, Defaulted Obligation or Discount Obligation and/or is included in the CCC Excess will be the lowest amount determined pursuant to clauses (i) – (v) above.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The U.S. Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by a Responsible Officer of the Issuer or the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. An order or request provided in a facsimile, email or other electronic communication by a Responsible Officer of the Issuer or the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Trustee requests otherwise.

“Issuer’s Website”: The internet website of the Issuer, initially located at www.structuredfn.com access to which is limited to Fitch and S&P and to NRSRO’s that have provided an NRSRO Certification.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Knowledgeable Employee”: The meaning set forth in Rule 3c-5(a)(4) promulgated under the 1940 Act.

~~“LIBOR”: The meaning set forth in Exhibit C hereto.~~

~~“LIBOR Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a London interbank offered rate and (b) that provides that such London interbank offered rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.~~

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

~~“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Long-Dated Obligation”: Any Collateral Obligation (or portion thereof) with a maturity later than the earliest Stated Maturity of the Notes (including, for the avoidance of doubt, any Permitted Maturity Obligation).

“Long-Dated Obligation Amount”: As of any date of determination, for each Long-Dated Obligation, an amount equal to the product of the Principal Balance of such Long-Dated Obligation multiplied by 70%.

“LSTA”: The Loan Syndications and Trading Association.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action and includes a covenant that applies only when the related Loan is funded.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i)            the bid price determined by the Loan Pricing Corporation, LoanX Inc., Markit Group Limited or any other nationally recognized pricing service subscribed to by the Collateral Manager; or

(ii)            if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset;

(A)            the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: (i) Each of the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in April 2019, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the latest Stated Maturity, (ii) each Redemption Date (other than a Redemption Date in connection with a Failed Optional Redemption or a Redemption Date in connection with a redemption of Secured Notes in part by Class) and Re-Pricing Date and (iii) after the date on which no Secured Notes are deemed or considered Outstanding, any Business Day that the Collateral Manager shall designate as a “Payment Date” pursuant to Section 11.1(f).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that (or the Underlying Instruments of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, ~~LIBOR~~the Benchmark plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Maturity Obligation”: A Loan that at both the time of initial acquisition by the Issuer and as of the most recent Measurement Date matures after the earliest Stated Maturity (but no later than two years following such Stated Maturity) of the Secured Notes.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to any amount on deposit in the Supplemental Reserve Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the no Secured Notes are deemed or considered Outstanding, the Business Day preceding such Payment Date).

“Redemption Date”: Any Business Day specified for a redemption of Notes pursuant to Article IX (other than a mandatory redemption pursuant to Section 9.1).

“Redemption Distribution Date”: The meaning set forth in Section 9.2(j).

“Redemption Distribution Direction”: The meaning set forth in Section 10.7(j).

“Redemption Price”: (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon and any Deferred Interest and any accrued and unpaid interest thereon) to the Redemption Date or Re-Pricing Date, as applicable, and (b) for each Subordinated Note, (x) if such Subordinated Note is being redeemed in connection with a liquidation of Assets, its proportional share (based on the outstanding principal amount of such Subordinated Note) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Aggregate Collateral Management Fees and Administrative Expenses) of the Issuer or (y) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Notes, the applicable Subordinated Note Redemption Price; provided that, in connection with any Re-Pricing, Tax Redemption, Optional Redemption or Clean-Up Call Redemption of the Secured Notes in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class of Secured Notes, and such price shall be the “Redemption Price”.

~~“Reference Banks”: The meaning specified in Exhibit C hereto.~~

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Notes in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in Section 163(f)(2)(A) of the Code).

of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Manager and the Collateral Administrator. The model is available at https://www.sp.sfproducttools.com/sfdist/login.ex. Each S&P CDO Monitor will be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 4 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided that as of any date of determination the Weighted Average S&P Recovery Rate for the most senior Class of Secured Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Benchmarks”: The Expected Portfolio Default Rate, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

“S&P CDO Monitor Election Period”: Any date on and after an S&P CDO Monitor Election Date so long as no S&P CDO Formula Election Date has occurred since such S&P CDO Monitor Election Date.

“S&P CDO Monitor Non-Model Adjustments”: For purposes of determining compliance with the S&P CDO Monitor Test in connection with the Effective Date Report, the Aggregate Funded Spread will be calculated (a) without giving effect to clause (ii) in the second paragraph thereof and each ~~LIBOR~~Floating Rate Floor Obligation will be assumed to bear interest at a rate equal to the stated interest rate spread over the ~~LIBOR-based~~Term SOFR-based index for such Collateral Obligation and (b) without including any Principal Proceeds that may be designated by the Collateral Manager as Interest Proceeds.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination on and after the Effective Date (and, during any S&P CDO Monitor Election Period, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Notes Outstanding is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Notes Outstanding is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date.

“S&P Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the outstanding principal balance of such Collateral Obligation by (b) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from either Rating Agency), Fitch Rating and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Screen Rate”: The meaning specified in the definition of “Benchmark”.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

“Section 13 Banking Entity”: An entity that (i) is defined as a “banking entity” under the Volcker Rule regulations (Section __.2(c)), (ii) provides written certification that it is a “banking

Instrument, the lenders thereunder will be paid after one or more Syndicated Tranches. For the avoidance of doubt, a Senior Syndicated Secured Loan is not a First-Lien Last-Out Loan.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

"SOFR": With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

“Solvency II Level 2 Regulation”: The meaning specified in the definition of the term “E.U. Retention Requirement Laws”.

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Equity Securities”: The securities or interests resulting from the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an equity security or interest received in connection with the workout or restructuring of a Collateral Obligation, in each case to the extent such security or interest does not constitute Margin Stock and that in the reasonable judgment of the Collateral Manager would be considered “received in lieu of debt previously contracted” with respect to the Collateral Obligations under the Volcker Rule.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“STAMP”: The meaning specified in Section 2.5.

“Standby Directed Investment”: The Wells Fargo Institutional Money Market Account (992925917) (which for the avoidance of doubt, is an Eligible Investment) or such other Eligible Investment designated by the Issuer (or the Collateral Manager on behalf of the Issuer) by written notice to the Trustee.

“Stated Maturity”: With respect to (i) the Secured Notes, January 20, 2031 and (ii) the Subordinated Notes, November 16, 2118.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example, the Cayman Islands, Ireland, Bermuda, Curaçao, St. Maarten and the Channel Islands).

“Tax Matters Partner”: The meaning specified in Section 7.17(k).

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Temporary Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

"Term SOFR": The forward-looking term rate for the Designated Maturity based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as ‘3 Month CME Term SOFR’ and identified by the Collateral Manager to the Calculation Agent, as applicable.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR, as such rate is published by the Term SOFR Administrator on the Term SOFR Source.

"Term SOFR Source": The CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR and identified by the Collateral Manager to the Calculation Agent, from time to time) for the rate currently identified as "3 Month CME Term SOFR."

“Third Party Credit Exposure”: As of any date of determination, the sum (without duplication) of the outstanding Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%

familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsaleable Asset”: (a) Any Defaulted Obligation (during the continuation of an Event of Default only), Equity Security, obligation received in connection with a tender offer, voluntary redemption, exchange offer, conversion, restructuring or plan of reorganization with respect to the Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, in each case with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

"U.S. Government Securities Business Day": Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the Securities Industry and Financial Markets Association website.

“U.S. Retention Interest”: The “eligible horizontal residual interest” offset, transferred and allocated to the U.S. Retention Provider by the Collateral Manager (as the “sponsor” for purposes of the U.S. Risk Retention Rules).

Class Designation	A	B	C-1	C-2	D	Subordinated
Original Principal Amount	U.S. $327,000,000	U.S. $61,200,000	U.S. $20,000,000	U.S. $38,800,000	U.S. $42,000,000	U.S. $113,400,000
Stated Maturity	January 20, 2031	January 20, 2031	January 20, 2031	January 20, 2031	January 20, 2031	November 16, 2118
Fixed Rate Note	No	No	No	No	No	N/A
Interest Rate	~~LIBOR~~Benchmark + CSA + 1.48%	~~LIBOR~~Benchmark + CSA + 2.10%	~~LIBOR~~Benchmark + CSA + 2.80%	~~LIBOR~~Benchmark + CSA + 2.65%	~~LIBOR~~Benchmark + CSA + 2.95%	N/A
Credit Spread Adjustment (“CSA”)[2]	0.26161%	0.26161%	0.26161%	0.26161%	0.26161%	N/A
Floating Rate Note	Yes	Yes	Yes	Yes	Yes	N/A
Index	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	N/A
Index Maturity	3 month	3 month	3 month	3 month	3 month	N/A
Spread[1]	1.48%	2.10%	2.80%	2.65%	2.95%	N/A
Initial Rating(s):
S&P	“AAA(sf)”	“AA(sf)”	“A(sf)”	“A(sf)”	“BBB-(sf)”	N/A
Fitch	“AAAsf”	N/A	N/A	N/A	N/A	N/A
Priority Classes	None	A	A, B	A, B	A, B, C-1, C-2	A, B, C-1, C-2, D
Pari Passu Classes	None	None	C-2	C-1	None	None
Junior Classes	B, C-1, C-2, D, Subordinated	C-1, C-2, D, Subordinated	D, Subordinated	D, Subordinated	Subordinated	None
Interest Deferrable	No	No	Yes	Yes	Yes	N/A

1	The spread over ~~LIBOR~~the Benchmark for each Class of Secured Notes (other than the Class A Notes) is subject to reduction pursuant to Section 9.8.

2	Initially, 0.26161% or such other spread adjustment applicable thereto as determined by the Collateral Manager in connection with the designation of an Alternative Rate.

The Secured Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$1,300,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4      Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its respective Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the Officers of the Issuer shall bind the Issuer notwithstanding the fact that such state that all of its representations and warranties contained herein are true and correct as of the Additional Notes Closing Date.

(v)            Accountants’ Report. An Accountants’ Report in form and content satisfactory to the Issuer (A) if applicable, comparing the issuer, Principal Balance, coupon/spread, Stated Maturity, S&P Rating, Fitch Rating and country of Domicile with respect to each Collateral Obligation pledged in connection with the issuance of such Additional Notes and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, if additional Assets are pledged directly in accordance with such Additional Notes issuance and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement; provided that if only additional Subordinated Notes are being issued, no such Accountants’ Report shall be required.

(vi)            [Reserved].

(vii)           Global Rating Agency Condition. Unless only additional Subordinated Notes are being issued, evidence that the Global Rating Agency Condition has been satisfied with respect to such issuance of Additional Notes.

(viii)          Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (viii) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Notes as soon as reasonably practicable but in no case less than fifteen (15) days prior to the Additional Notes Closing Date; provided that the Trustee shall receive such notice at least five (5) Business Days prior to the 15th day prior to such Additional Notes Closing Date. On or prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3      Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be ~~the Trustee~~U.S. Bank National Association. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a credit risk assessment or senior unsecured rating of at least “BBB+” by S&P and (C) to the extent that Fitch is rating any Class of Notes then Outstanding, a short-term credit rating of at least “F1” and a long-term credit rating of at least “A” by Fitch and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral outstanding, any middle market loan that has a Fitch Rating determined pursuant to clause (e) under the heading “Fitch Rating” in Schedule 7.

Section 7.15      Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16      Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate ~~LIBOR~~the Benchmark in respect of each Interest Accrual Period (or, in the case of the first Interest Accrual Period commencing on the Closing Date) in accordance with the terms ~~of Exhibit C hereto~~hereof (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, as described below in clause (b) of this Section 7.16, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(a)            The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as ~~possible~~practicable after ~~11:00 a.m. London~~5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than ~~11:00 a.m~~5:00 a.m. New York time on the ~~London Banking~~U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Notes during the related Interest Accrual Period (or portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Secured Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent ~~will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent~~ shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons would be in the best interests of the Issuer and all Holders of the Notes. Each Partner hereby agrees to take any and all actions, and to furnish any and all information, requested by the Partnership Representative to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Partnership Representative) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Partner, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Partner to take any such adjustment into account directly. Each Partner acknowledges and agrees that it will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

Section 7.18      Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Tests and the Coverage Tests.

(a)            During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Tests and each Overcollateralization Ratio Test.

(b)            Within 30 calendar days after the Effective Date (but in any event, prior to the Determination Date relating to the first Payment Date), the Issuer shall provide, or (at the Issuer’s expense) cause the Collateral Manager to provide, the following documents:

(i)            to each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Fitch, via email to cdo.surveillance@fitchratings.com), a report identifying Collateral Obligations and a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: LoanX identification number, CUSIP number (if any), name of Obligor, coupon, spread (if applicable), ~~LIBOR~~Libor floor (if any), legal final maturity date, average life, outstanding principal balance, Principal Balance, denominations and the applicable procedures of DTC) pro rata based on the respective principal amount held by each such Holder or beneficial owner;

(iv)           each such purchase shall be effected only at prices discounted from par;

(v)            each such purchase of Secured Notes shall occur during the Reinvestment Period and shall be effected with Principal Proceeds;

(vi)           each Coverage Test is satisfied immediately prior to each such purchase and will be satisfied, maintained or improved after giving effect to such purchase;

(vii)          to the extent that Sale Proceeds are used to consummate any such purchase, either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except the S&P CDO Monitor Test) will be satisfied after giving effect to such purchase or (II) if any such requirement or test was not satisfied immediately prior to such sale, such requirement or test will be maintained or improved after giving effect to such purchase;

(viii)         no Event of Default shall have occurred and be continuing;

(ix)           each such purchase will otherwise be conducted in accordance with applicable law;

(x)             the Trustee shall have received an Officer’s certificate of the Collateral Manager to the effect that the conditions in the foregoing clauses (i) through (ix) have been satisfied; and

(xi)            notice of each such purchase shall be provided to the Rating Agencies.

Any Secured Notes to be purchased shall be surrendered to the Trustee for cancellation in accordance with Section 2.9. Upon receipt of the Officer’s certificate described in preceding sub-clause (ix), the Trustee shall disburse any available amount in the Principal Collection Subaccount on any Business Day pursuant to Issuer instruction (or the Collateral Manager acting on behalf of the Issuer), which instruction shall identify that such disbursement is for the purchase of Secured Notes pursuant to and in accordance with this Section 9.7.

Section 9.8      Optional Re-Pricing. On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes and with the consent of the Collateral Manager and the U.S. Retention Provider, the Issuer shall reduce the spread over ~~LIBOR~~the Benchmark applicable with respect to any Class of Secured Notes, other than the Class A Notes (such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Secured Notes to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition specified below is satisfied with respect thereto. For the avoidance of doubt, no terms of any Secured Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

At least 20 days (or such shorter period reasonably acceptable to the Trustee and the Collateral Manager) prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) shall deliver a notice in writing (with a copy to the Collateral Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall:

(a)            specify the proposed Re-Pricing Date and the revised spread over ~~LIBOR~~the Benchmark to be applied with respect to such Class (the “Re-Pricing Rate”);

(b)            request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(c)            specify the price at which Notes of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date.

In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is not more than 5 Business Days after such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the aggregate principal amount of the Notes of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Notes of the Re-Priced Class held by the non-consenting Holders (each such notice, an “Exercise Notice”) within five Business Days after receipt of such notice (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to more than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the aggregate principal amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to less than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer (subject to the minimum denomination and applicable procedures of DTC), shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this paragraph shall be made at a price equal to the aggregate principal amount of such Notes together with any accrued and unpaid interest thereon, including any Deferred Interest and any accrued and unpaid interest on such Deferred Interest, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Indenture described in this Section 9.8. The Holder of each Secured Note, by its acceptance of an interest in the Secured Notes, agrees to sell and transfer its Secured Notes in accordance with the provisions of this Indenture described in this Section 9.8 and agrees to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Notes of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Notes of the Re-Priced Class, including the Notes of the Re-Priced Class held by non-consenting Holders.

The Issuer shall not effect any proposed Re-Pricing unless: (i) with the consent of the Majority of the Subordinated Notes, the Collateral Manager and the U.S. Retention Provider, the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date solely to decrease the spread over ~~LIBOR~~the Benchmark applicable to the Re-Priced Class; (ii) the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) confirms in writing that all Notes of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to clause (c) above; (iii) each Rating Agency shall have been notified of such Re-Pricing; (iv) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of the additional issuance of Subordinated Notes) or shall be adequately provided for by an entity other than the Issuer; and (v) the Issuer has received written advice from Dechert LLP or an opinion of counsel of nationally recognized standing that (A) such Re-Pricing will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (B) such Re-Pricing will not result in the Issuer being subject to U.S. federal income tax on a net basis.

If notice has been received by the Trustee from the Collateral Manager pursuant to this Indenture, notice of a Re-Pricing shall be given by the Trustee by first class mail, postage prepaid, mailed not less than three Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Register (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee, and the Collateral

(iv)            A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)            The obligor thereon (including the issuer ticker, if any);

(B)            The CUSIP, LoanX-ID (if any) or security identifier thereof;

(C)            The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D)            The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)            (x) The related interest rate or spread (in the case of a ~~LIBOR~~Floating Rate Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a ~~LIBOR~~Floating Rate Floor Obligation, the related ~~LIBOR~~reference rate floor and (z) the identity of any Collateral Obligation that is not a ~~LIBOR~~Floating Rate Floor Obligation and for which interest is calculated with respect to any index other than ~~LIBOR~~the Benchmark;

(F)            The stated maturity thereof;

(G)            The related S&P Industry Classification;

(H)            The S&P Rating;

(I)             The Fitch Rating;

(J)             The country of Domicile;

(K)            An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by each Rating Agency), (7) a Permitted Deferrable Obligation, (8) a Fixed Rate Obligation, (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) a Discount Obligation, (12) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”, (13) a Cov-Lite Loan, (14) a First-Lien Last-Out Loan, (15) a Long-Dated Obligation or (16) a Broadly Syndicated Loan or, if not a Broadly Syndicated Loan, a Middle Market Loan;

(d)            Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Trustee shall be entitled to conclusively rely on the accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3      Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and each Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)             the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to U.S. Bank Trust Company, National Association or U.S. Bank National Association (in any capacity hereunder) will be deemed effective only upon receipt thereof by U.S. Bank Trust Company, National Association;

(ii)            the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii)            the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: